Exhibit 3.81

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Randy Awdish c/o Pepper Hamilton LLP
Address
100 Renaissance Center, 36th Floor
City	State ZIP Code
Detroit	MI 48243-1157	Effective Date:

Ç	Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.	È

RESTATED ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.	The present name of the corporation is:
LDMI Telecommunications, Inc.
2.	The identification number assigned by the Bureau is:	267030
3.	All former names of the corporation are:
Long Distance of Michigan, Inc.
4.	The date of filing the original Articles of Incorporation was:	May 15, 1990

The following Restated Articles of Incorporation supersede the Article of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is: LDMI Telecommunications, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed are: To engage in any lawful act or activity for which corporations may be organized under the Michigan Business Corporation Act.

ARTICLE III

The total authorized shares:
Common Shares	60,000	Preferred shares	0
A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1.	The address of the registered office is:
	100 Renaissance Center, 36th Floor	Detroit	, Michigan	48243

	(Street Address)	(City)		(ZIP Code)
2.	The mailing address of the registered office, if different than above:
, Michigan

	(Street Address or P.O. Box)	(City)		(ZIP Code)

3.	The name of the resident agent:	Rene M.L. Hansemann

ARTICLE V (Optional. Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or an application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder who signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3).

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name

Address

City	State ZIP Code
EFFECTIVE DATE:

Ç	Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.	È

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

For use by Domestic and Foreign Corporations and Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1962 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.	The name of the corporation or limited liability company is:
	LDMI Telecommunications, Inc.
2.	The identification number assigned by the Bureau is:		267030
3.	a.	The name of the resident agent on file with the Bureau is:	NATIONAL REGISTERED AGENTS, INC.
	b.	The location of the registered office on file with the Bureau is:
		702 ABBOT ROAD EAST	LANSING	, Michigan	48823

		(Street Address)	(City)		(ZIP Code)
	c.	The mailing address of the above registered office on file with the Bureau is:
		702 ABBOT ROAD EAST	LANSING	, Michigan	48823

		(Street Address or P.O. Box)	(City)		(ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD
4.	a.	The name of the resident agent is:	The Corporation Company
	b.	The address of the registered office is:
		30600 Telegraph Road, Suite 2345	Bingham Farms	, Michigan	48025-5720

		(Street Address)	(City)		(ZIP Code)
	c.	The mailing address of the registered office IF DIFFERENT THAN 4B is:
, Michigan

		(Street Address or P.O. Box)	(City)		(ZIP Code)

5.

The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: Its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6.	The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature	Type or Print Name and Title or Capacity	Date Signed
/s/ Allison Fisher	Allison Fisher - Secretary	12/28/2010